DEED NUMBER SEVENTEEN (17)

AMENDED AND RESTATED DEED OF TRUST

In San Juan, Puerto Rico, on this nineteenth (19th) day of May, two thousand four (2004).

BEFORE ME

LUIS R. ROSAS CINTRÓN, Attorney-at-Law and Notary in and for the Commonwealth of Puerto Rico, with offices located at Westernbank World Plaza Building, Suite 1400, 268 Muñoz Rivera Avenue, San Juan, Puerto Rico, and residence in San Juan, Puerto Rico.

APPEAR

AS PARTY OF THE FIRST PART: UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO (Employer Identification Number 13-2638166), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as “UBS-PR”), represented herein by its President, Miguel Antonio Ferrer Bolívar, also known as Miguel A. Ferrer, of legal age, single, executive and resident of San Juan, Puerto Rico, who assures me that he is authorized to appear in this Deed of Trust on behalf of UBS-PR, respectively, and who agrees to produce evidence of such authority whenever and wherever necessary (hereinafter UBS-PR will be sometimes referred to as the “Settlor”).

AS PARTY OF THE SECOND PART: UBS TRUST COMPANY OF PUERTO RICO (Employer Identification Number 66-0532499), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with principal offices in San Juan, Puerto Rico (hereinafter sometimes referred to as “UBSTC”), represented herein by its President, Miguel Antonio Ferrer Bolívar, also known as Miguel A. Ferrer, of legal age, single, executive and resident of San Juan, Puerto Rico, who assures me that he is authorized to appear in this Deed of Trust on behalf of UBSTC, and who agrees to produce evidence of such authority whenever and wherever necessary (hereinafter UBSTC will be sometimes referred to as the “Trustee”).

I, the Notary, do hereby certify that I personally know the representatives of the appearing parties and I also attest as to their personal circumstances and residences in accordance with their statements. They assure me that they have and in my judgment they do have, the necessary legal capacity to execute this Deed of Trust and, therefore, voluntarily

DECLARE

WHEREAS, in order to establish a trust pursuant to the laws of the Commonwealth that will issue Units representing fractional undivided interests in certain Portfolios (as defined below) of Assets (as defined below), each of which will qualify as a registered investment company under the Act (as defined below), the appearing parties executed that certain Deed of Trust dated March twenty-second (22nd), two thousand four (2004) (the “Initial Deed”) and

WHEREAS, the appearing parties wish to amend and restate the Initial Deed.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Settlor and the Trustee do hereby amend and restate the Initial Deed and agree as follows:

ARTICLE I

ESTABLISHMENT OF THE TRUST

Section 101. Establishment of the Trust. A trust is hereby created pursuant to the laws of the Commonwealth. The business, object and purpose of each of the trust’s Portfolios is to act as an investment company under the Act.

ARTICLE II

TRUST TITLE

Section 201. Trust Title. The trust established herein will be known as the Multi-Select Securities Puerto Rico Fund (hereinafter referred to as the “Trust”).

Section 202. Terms and Conditions of the Trust. The terms and conditions of the Trust are effective as of the date hereof and shall be applicable to all Portfolios of the Trust established hereunder on or subsequent to the date hereof to the extent specified in the applicable Supplemental Trust Indenture (as defined below) relating to each such Portfolio of the Trust.

ARTICLE III

DEFINITIONS

Section 301. Definitions. All capitalized terms not otherwise defined herein, unless the context requires otherwise, shall have the following meaning:

(a) “Act” means the Puerto Rico Investment Companies Act, as amended from time to time.

(b) “Assets” means the debt and equity securities, and such other assets, as are held in the Trust and its Portfolios.

(c) “Board of Directors” or “Board” means the board established by the Trustee pursuant to Article V of this Deed of Trust.

(d) “Business Day” means any day in which commercial banks are open for business in the Commonwealth and in New York City and that the New York Stock Exchange is open for trading.

(e) “By-Laws of the Board of Directors” means the by-laws for the procedures and operation of the Board of Directors as amended from time to time by such Board.

(f) “Certificate” means the certificate issued in connection with the Units of a Portfolio.

(g) “Certificateholder” means the registered holder of any Certificate as recorded on the books of the Trust, and the legal successor of any such holder.

(h) “Commonwealth” means the Commonwealth of Puerto Rico.

(i) “Code of Ethics of the Board of Directors” means the code of ethics adopted by the Trustee, as amended from time to time by the Board of Directors.

(j) “Director” means any member of the Board of Directors.

(k) “Deed of Trust” means this amended and restated deed of trust and all amendments and supplements thereto.

(l) “Net Asset Value” means the net asset value of the Assets of the Trust or a Portfolio thereof, or a class of Units of the Portfolio thereof, as applicable.

(m) “Portfolio” means a portfolio of Assets of the Trust, as described in a Supplemental Trust Indenture.

(n) “PR-IRC” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

(o) “Redemption” means the redemption and cancellation of Units by a Portfolio.

(p) “Redemption Date” means the day established from time to time to redeem a Unit, provided that if the Redemption Date is not a Business Day, then such Unit may be redeemed on the immediately following Business Day.

(q) “Redemption Price” means the Unit Price.

(r) “Resolution” means a resolution of the Board of Directors for any valid purpose in connection with the regulation and administration of the Trust.

(s) “Settlor” means UBS-PR, or its successors, or any successor settlors appointed as provided herein.

(t) “Supplemental Trust Indenture” means the public deed executed by the Settlor and the Trustee for the establishment of a Portfolio.

(u) “Trust” means the trust created by this Deed of Trust and all amendments and supplements hereto and thereto.

(v) “Trustee” means UBSTC, or their successors, or any successor trustee appointed as provided herein.

(w) “Unit” means each unit of fractional undivided interest and ownership in a Portfolio of the Trust.

(x) “Unit Price” means the Net Asset Value of the Assets of a class of Units within a Portfolio divided by the number of Units outstanding of such class for such Portfolio as of the most recent Valuation Date, except that in connection with the initial offering of Units of a Portfolio, the Unit Price means the price of a Unit at the initial offering thereof.

(y) “Unitholder” means the holder of any Unit in a Portfolio, whether or not evidenced by a Certificate, as recorded on the registration books of the Trust or the beneficial owner in case of a Unit owned indirectly through a registered holder, and the legal successor of any such holder.

(z) “Valuation Date” means the day established from time to time to determine the value of a Unit, provided that if the Valuation Date is not a Business Day, then the Valuation Date will be the immediately following Business Day.

Section 302. Rules of Interpretation. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

ARTICLE IV

REGULATION OF THE TRUST AFFAIRS

Section 401. Appointment of the Trustee. The Settlor hereby appoints the Trustee as trustee of the Trust, and the Trustee hereby accepts such appointment in accordance with the provisions set forth in Article VIII of this Deed of Trust.

Section 402. Number of Trustees. Except as otherwise provided in this Deed of Trust, there shall be only one trustee hereunder.

Section 403. Powers of the Trustee. Subject to the provisions of the Act and of this Deed of Trust, the Trustee shall have the following powers:

(a) to operate each Portfolio as an investment company under the Act;

(b) to buy, sell and hold in its name or otherwise the Assets of each Portfolio, as may be necessary to comply with its duty to invest, administer and handle the proceeds received by it as trustee of the Trust in accordance with this Deed of Trust;

(c) to comply with all the applicable provisions of the PR-IRC in order for each Portfolio to be exempt from Puerto Rico income taxes as a registered investment company under the provisions of Section 1361 of the PR-IRC, or any successor provision;

(d) to elect to be treated as a corporation under the United States Internal Revenue Code of 1986, as amended (the “US-IRC”);

(e) to appear in court to answer any suit brought against it and to sue on behalf of the Trust;

(f) to vote on any and all matters and delegate by proxy the exercise of said voting power over any and all Assets of a Portfolio regardless of the equitable interest of the Unitholders under this Deed of Trust;

(g) to hold, purchase, convey and otherwise deal in or with personal and real property, and any interests therein, within and without the Commonwealth, as may be necessary and convenient in connection with the business of a Portfolio and to mortgage or lease any such property or interests therein within the limits permitted by law;

(h) to enter into agreements with third parties with regards to the administration and operation of each Portfolio, including without limitation, investment advisory services, custody agreements, transfer agency agreements, portfolio management agreements and any other agreements as may be necessary and convenient and in the best interests of each Portfolio;

(i) to adopt the By-Laws and Code of Ethics of the Board of Directors;

(j) to terminate and dissolve any Portfolio in the manner provided for herein and in accordance with applicable law;

(k) to resign its charge as trustee of the Trust as set forth herein;

(l) to issue, sell, redeem, transfer and convey Units, as permitted by law;

(m) to loan and advance moneys for purposes related to the business of each Portfolio;

(n) to borrow, lend, write or buy call or put options, sell covered calls, enter into interest rate swap agreements, or otherwise deal with the Assets of each Portfolio;

(o) to secure and expend amounts for such purposes as insurance or guarantees for the Assets to be acquired to improve the credit rating or liquidity of any Portfolio;

(p) to borrow moneys on behalf of any Portfolio as in its discretion may be necessary, appropriate and convenient for any Portfolio;

(q) to pledge, hypothecate or otherwise encumber the Assets in furtherance of the purposes herein;

(r) to secure the payment of any obligation, or in payment for property of any nature purchased or otherwise acquired, or for any other lawful consideration or purpose, issue and deliver instruments, obligations, or other securities of a Portfolio;

(s) to conduct any other business which may be deemed by it, directly or indirectly, to promote the interest of any Portfolio, or to enhance the value of its property, business or rights;

(t) to designate the initial members of the Board of Directors, and thereafter to fully delegate any and all of the foregoing powers to the Board of Directors; and

(u) to designate the officers of the Trust with the powers set forth in the By-Laws of the Board of Directors; and

(v) to engage in any other activity necessary and convenient to carry on the powers established herein.

Section 404. Limitations on Trustee’s Powers. Notwithstanding any other provisions to the contrary on this Deed of Trust:

(a) the Trustee may not execute and deliver any agreements or otherwise assume any obligations for the benefit of one or more Portfolios, unless it is specifically provided that in the event of default by the Trust, the other party or parties to such agreement will have no recourse against the Assets of any other Portfolios and, thus, may only seek to enforce its or their rights against the Assets of the Portfolio or Portfolios that have benefitted from such agreements or obligations, and

(b) the Trustee may not pledge, hypothecate or otherwise encumber the Assets of a Portfolio as collateral of obligations for the benefit of another Portfolio of the Trust.

Section 405. Unitholders. In addition to any other powers, rights and privileges vested upon the Unitholders in this Deed of Trust, the Unitholders shall have the following powers, rights and privileges:

(a) Meetings of Unitholders. Meetings of the Unitholders will be held at the place and on the date selected for such purpose, as provided in the By-Laws of the Board of Directors.

(b) Actions by Unitholders. Any action required or permitted to be taken by the Unitholders may be effected at a duly called meeting of Unitholders or may be effected by unanimous consent in writing by such Unitholders.

(c) Voting Rights. The voting rights of the Unitholders shall be noncumulative. Each Unit of a Portfolio shall represent one vote in any matter that requires the vote of Unitholders hereunder, except as otherwise set forth in any Supplemental Trust Indenture. Fractional Units may be issued and shall be entitled to the corresponding fraction of a vote on any matter that requires the vote of Unitholders hereunder, except as otherwise set forth in any Supplemental Trust Indenture. For purposes of the foregoing, on matters affecting only one or more (but less than all) Portfolios (and/or classes of Units) only the Unitholders of the affected Portfolio(s) (and/or classes of Units), as determined by the Board, shall be entitled to vote and the Portfolios (and/or classes of Units) will vote together as a single class on matters affecting the Trust (and/or all classes of Units) generally, as determined by the Board.

Section 406. Denial of Preemptive Rights. No Unitholder shall by reason of holding Units of a Portfolio, have any preemptive or preferential right to purchase or subscribe to any Units of a Portfolio, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into Units of a Portfolio, now or hereafter to be authorized, whether or not the issuance of any such Units, notes, debentures, bonds or other securities would adversely affect the distributions or voting rights of such Unitholder; and the Board of Directors may issue Units of any Portfolio, or any notes, debentures, bonds, other securities convertible into Units of any such class, either in whole or in part, to the existing Unitholders.

ARTICLE V

BOARD OF DIRECTORS

Section 501. Establishment of the Board of Directors. A Board of Directors shall be established as provided herein, with all of the powers, responsibilities and duties imposed upon the Trustee by this Deed of Trust, under the terms and conditions established herein. However, nothing contained herein shall relieve the Trustee from any of the duties and responsibilities imposed upon the Trustee by this Deed of Trust, or by operation of law. The initial members of the Board of Directors shall be designated by the Trustee as provided in this Deed of Trust.

Section 502. Acts Prior to the Designation of the Board of Directors. Until the designation of the members of the Board of Directors by the Trustee on or prior to the commencement of the business operations of the Trust, the Trustee shall direct the affairs and organization of the Trust, and may take all steps that may be proper to perfect such organization, including the designation of Directors, under the terms and conditions of this Deed of Trust. As such, the Trustee may procure and obtain any licenses necessary for the business operations of the Trust.

Section 503. General Powers of the Board of Directors. Upon the designation of the initial members of the Board of Directors by the Trustee, the business and affairs of the Trust shall be managed under the direction of the Board of Directors. Any and all powers of the Trustee set forth in Section 403 shall be delegated irrevocably to and exercised exclusively by or under authority of the Board of Directors. All other powers of the Trustee (except as otherwise set forth herein) shall be reserved to the Trustee exclusively. The Directors shall in all cases act as a board.

Section 504. Board of Directors.

(a) Number, Tenure and Qualifications. The number of Directors which shall constitute the whole Board shall not be less than three (3) nor more than fifteen (15). The initial number of Directors shall be determined by the Trustee and thereafter, the total number of Directors may be fixed by the Board of Directors; but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term, unless such Director is specifically removed as hereinafter provided in this Deed of Trust. The manner of the designation and qualification of Directors shall be established in the By-Laws of the Board of Directors. At least a majority of the Directors must be bona fide residents of the Commonwealth, and a majority must be persons who are “Independent Directors” as defined in the Code of Ethics. The Directors need not be Unitholders, and shall hold office from the time of their designation and qualification until their successors shall have been designated and qualified.

(b) Designation and Term of Directors. The initial Directors shall be designated by the Trustee, in accordance with the terms of this Deed of Trust and the By-Laws of the Board of Directors. The term of office of each Director shall be from the time of his designation and qualification, until his successor shall have been designated, qualified and elected in accordance with the By-Laws of the Board of Directors, or until his death, or until he shall have resigned or until December thirty-first (31st) of the year in which he shall have reached eighty (80) years of age, or until he shall have been removed as hereinafter provided in this Deed of Trust.

(c) Resignation of Directors. A Director may resign at any time by giving written notice to the Board. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board, and the acceptance of the resignation shall not be necessary to make it effective.

(d) Removal of Directors. Any Director may be removed for cause by the Board; provided, however, that if a Director removed by the Board is an Independent Director, a majority of the remaining Independent Directors must consent to such removal.

(e) Vacancies. Any vacancies in the Board, whether arising from death resignation, removal, an increase in the number of Directors or any other cause may be filled by a vote of a majority of the Directors then in office, even if less than a quorum exists, or by a sole remaining Director; provided, however, that any vacancy resulting from such causes of an Independent Director may be filled only by a vote of the majority of the remaining Independent Directors A Director elected by the Board as provided herein to fill a vacancy caused by death, resignation or removal of a Director shall be elected to hold office for the unexpired term of his predecessor, unless otherwise provided in this Deed of Trust.

(f) Place of Meetings. Meetings of the Board may be held at any place as the Board may from time to time determine or as shall be specified in the notice of such meeting, including meetings through any telecommunications means; provided, however, that no such meeting shall be held in any State of the United States.

(g) Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than a resolution ordering such regular meeting delivered by the Chairman of the Board of Directors, and at the place indicated in such resolution. The Directors may provide, by Resolution, the time and place for the holding of additional regular meetings without other notice than such Resolution.

(h) Special Meetings. Special meetings of the Directors may be called by or at the request of the Chairman or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them, including meetings through any telecommunications means.

(i) Notice of Special Meetings. Notice of each special meeting of the Board shall be given to each Director, either personally or by telephone or any standard form of telecommunication, at least forty-eight (48) hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held.

(j) Waiver of Notice of Meetings. Notice of any meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting. Except as otherwise specifically required in this Deed of Trust, a notice or waiver of notice of any meeting need not state the purposes of such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(k) Quorum and Voting. One-third (1/3), but not less than two (2), of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by this Deed of Trust or other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that any action required or permitted to be taken by the Independent Directors shall be determined by a majority of such Independent Directors. In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn such meeting to another time and place until a quorum shall be present. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

(l) Organization. The Board shall, by resolution adopted by a majority of the entire Board, designate from the Directors a Chairman of the Board, who shall preside at each meeting of the Board. In addition, the Board may designate any person to act as a Secretary of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another Director chosen by a majority of the Directors present shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

(m) Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, or by the Independent Directors of the Board, may be taken without a meeting if all members of the Board or committee, or all Independent Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

(n) Executive Committee and Other Committees. The Board of Directors, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. A majority of the members of each such committee shall be Independent Directors. Each such committee shall serve at the will of the Board and will have all the powers vested to it by the Board and as allowed under applicable law.

(o) Compensation. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Trust in any other capacity and receiving compensation therefor.

(p) Administration, Custody, Transfer Agency, Portfolio Management and Other Agreements. The Board may delegate the duty of the management and administration of the day to day operations of each of its Portfolios to one or more corporate management companies and/or investment advisers organized and whose principal place of business is in the Commonwealth or the United States, and as such the Board shall approve the terms and conditions of the administration, custody, transfer agency, portfolio management and other agreements, in connection with the operation of the Portfolio and the investment of its Assets.

(q) Certain Duties of the Board. In addition to any duties imposed on the Board of Directors through this Deed of Trust, it shall be the duty of the Board to ensure and supervise that the purchase, sale, retention and disposal of Assets and the other investment practices of the Trust, as implemented by any management company and/or investment adviser to the Trust, are at all times consistent with the investment objectives, policies and restrictions recited in any prospectus of Units, as it may be amended or supplemented from time to time.

(r) Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

(s) Issuance of Units. The Board of Directors is hereby empowered to issue from time to time Units of a Portfolio, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in this Deed of Trust, Supplemental Trust Indenture and under applicable law.

(t) Liability of Directors. To the fullest extent permitted by the laws of the Commonwealth and the United States, to the extent applicable, no Director of the Board of Directors shall be personally liable to the Trust or its Unitholders for money damages. No amendment to this Deed of Trust or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors under this provision in connection with any act or omission that occurred prior to such amendment or repeal. Nothing in this Deed of Trust shall be deemed to confer, or be interpreted as conferring, upon any Directors the status of trustee of this Trust.

(u) Indemnification of Directors. Each Director shall be indemnified by the Trust to the fullest extent permitted by the laws of the Commonwealth and the United States, to the extent applicable. No amendment to this Deed of Trust or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

(v) By-Laws of the Board of Directors. The Board of Directors may alter or repeal from time to time By-Laws of the Board of Directors.

(w) Good Faith Determinations. To the extent not inconsistent with applicable laws of the Commonwealth and the United States, any reasonable determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of any of the Portfolios, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Trust or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Units, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on “margin,” a sale of securities “short,” or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Trust and all Unitholders, past, present and future, and Units are issued and sold on the condition and understanding, evidenced by the purchase of Units, that any and all such determinations shall be binding as aforesaid.

ARTICLE VI

PORTFOLIOS

Section 601. Establishment of Portfolios. The Settlor is hereby authorized and empowered to establish, from time to time, segregated Portfolios composed of Assets as it deems appropriate, to pursue the investment objectives and purposes of the Trust.

Section 602. Supplemental Trust Indenture. Each Portfolio shall be established through a Supplemental Trust Indenture.

Section 603. Segregated and Independent Portfolios. Each Portfolio shall be segregated and independent from each and every other Portfolio to the fullest extent permitted by law, subject to the following provisions:

(a) the Unitholders of a Portfolio shall have exclusive right to the Assets of such Portfolio, and to the income, gains and profits derived therefrom, over any other Unitholders of any other Portfolio, and nothing in this Deed of Trust (including any applicable Supplemental Trust Indentures) shall be construed as providing that the Unitholders of a Portfolio have any right over the Assets of any other Portfolio;

(b) the expenses, deductions and costs properly attributable or allocated to each Portfolio, including any administrative and portfolio management fees, shall be deducted only from the Assets of such Portfolio;

(c) the Trust shall be prohibited from encumbering the Assets of a Portfolio as collateral for the obligations of another Portfolio;

(d) the persons that provide services or lend funds to the Trust for the benefit of a Portfolio shall only have recourse against the Assets of such Portfolio, and shall have no recourse against the Assets of any other Portfolio.

Section 604. Portfolio Units. The Supplemental Trust Indentures for the creation of the Portfolios shall contain and set forth, among other things, the following with regards to the Units of each Portfolio:

(a) the investment objectives and policies of each Portfolio;

(b) the type of assets comprising each Portfolio;

(c) the initial Unit Price of each Unit of such Portfolio and the minimum amount of an investment in such Units;

(d) any other rights, preferences, privileges, and limitations of the Units of such Portfolio.

Section 605. Valuation of Units. The Net Asset Value and the Unit Price of each Portfolio shall be determined by the Board or by a third party engaged and designated by the Board for such purpose.

Section 606. Issuance of Units. In connection with the offering of Units for each Portfolio, the Trust shall issue such number of Units for each Portfolio as is equal to the contributions received by the Trust for such Portfolio divided by the respective Unit Price.

Section 607. Periodic Offer of the Units. The Units of each Portfolio may be offered on a periodic basis, and except for the initial offering of the Units of each Portfolio, the Trust may issue additional Units on the dates selected from time to time by the Board of Directors, or on any other date established for such purpose in the Supplemental Trust Indenture covering the Units.

Section 608. [Intentionally Omitted]

Section 609. Registration Books. The Trustee shall keep such registration books within the Commonwealth as it deems appropriate to keep a record of the number of Units and the Unitholders of each Portfolio.

Section 610. Redemption of Units.

(a) A Supplemental Trust Indenture covering the Units of a Portfolio shall provide that the Units will not be transferable except by operation of law, and may only be disposed of through Redemption, or that the Units of a Portfolio will be transferable by the Unitholder but will not have the right to be redeemed by the Trust, or any other combination.

(b) Units of a Portfolio which are not transferable will be redeemable at the option of the Unitholder on any Valuation Date. Units of all Portfolios will be redeemable at the option of the Trust in the following circumstances; (i) if the Unitholder ceases to be a resident of Puerto Rico (or the Trust or the Administrator of the Trust reasonably believes this to be the case); (ii) if the Unitholder holds Units with a Net Asset Value of less than $500 of a Portfolio; or (iii) at any time at the Trust’s sole discretion.

(c) Any Units entitled or subject to Redemption shall be redeemed and canceled on the Redemption Date.

(d) The amount payable to a Unitholder upon Redemption shall be equal to the Redemption Price multiplied by the number of Units being redeemed, less any applicable redemption fees; provided however, that if such Redemption is the result of the Unitholder ceasing to be a Puerto Rico resident, then the amount payable to such Unitholder may be redeemed at the lower of cost or Net Asset Value, at the discretion of the administrator of the Trust. Such Redemption amount shall be subject to any taxes, governmental charges and fees which may be imposed thereon, and its payment may be made in cash, check or electronic transfer.

Section 611. Investment of Proceeds from Issuance of the Units. The proceeds from the issuance of Units of a Portfolio will be invested by or under the supervision of the Board of Directors in Assets of the Portfolio in accordance with the investment objectives and policies of each Portfolio.

Section 612. Units held in Uncertificated Form. The Units will be held in uncertificated form unless a Unitholder holding Units with a net asset value of more than one million dollars ($1,000,000) on the date the request is made requests the execution and delivery of a Certificate evidencing the ownership of Units by such Unitholder.

Section 613. Issuance of Certificates. Subject to Section 612, a Unitholder may request the Trustee to execute and deliver a Certificate evidencing ownership of Units by such Unitholder. In such event, the Trustee shall issue such Certificate or Certificates in quantities and denominations as deemed appropriate by the Trustee. The Trustee may charge any fees it deems appropriate for the issuance of a Certificate.

Section 614. Election to have Units in Uncertificated Form. If allowed by the Supplemental Trust Indenture, Certificateholders may at any time elect to have their Units held in uncertificated form by surrendering their Certificates for cancellation. At such time, an appropriate notation will be made in the registration books of the Trust to indicate that the Units formerly evidenced by such canceled Certificates are held in uncertificated form.

ARTICLE VII

CONCERNING THE TRUST

Section 701. Registered Investment Company. Simultaneously with the execution herewith, the Trustee shall obtain and maintain at all times for the Trust and each of its Portfolios’ licences to operate as a registered investment company under the provisions of the Act.

Section 702. Initial Capitalization of the Trust. The Settlor will transfer to the Trustee the amount of One Hundred Thousand Dollars ($ 100,000) as the initial capitalization of the Trust. The Trustee shall cause such funds received from the Settlor to be transferred to each of its Portfolios as the Trustee deems appropriate, and any income, gains and/or profits derived therefrom shall accrue to the Settlor. Upon the issuance of Units in the aggregate amount of at least One Hundred Thousand Dollars ($100,000), but in no event less than Ten Thousand Dollars ($10,000), the Trustee shall cause the return to the Settlor of the amount of One Hundred Thousand Dollars ($100,000) and its share of the income, gains and profits derived therefrom.

Section 703. Taxation of the Trust. Each of the Portfolios shall comply with all the applicable provisions of the PR-IRC to be exempt from income taxes as a registered investment company under the provisions of Section 1361 of the PR-IRC, or any successor provision and will elect to be treated as a corporation under the US-IRC.

Section 704. Reinvestment Programs. The Trustee is hereby authorized to of any Portfolio; establish from time to time such programs as it deems appropriate to allow the reinvestment of any income, gains and profits derived by each of the Portfolios which are distributed to the respective Unitholders, including any amounts required to be distributed to Unitholders under applicable law.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 801. Acceptance of Trust. The Trustee accepts and agrees to execute the Trust created pursuant to this Deed of Trust for the benefit of all present and future Unitholders, but only upon the terms and conditions set forth in this Article VIII and subject to the provisions of this Deed of Trust, including the following express terms and conditions.

Section 802. Certain Duties and Responsibilities of the Trustee.

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Deed of Trust or the Resolutions, and no implied covenants or obligations shall be read into this Deed of Trust or the Resolutions against the Trustee, and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Deed of Trust or the Resolutions; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Deed of Trust or the Resolutions.

(b) The Trustee shall exercise such rights and powers vested in it by this Deed of Trust or the Resolutions, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) None of the provisions of this Deed of Trust or the Resolutions shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that (i) the Trustee shall not be liable for any error of judgement made in good faith by an officer or officers of the trust department of the Trustee, unless it shall be proven that the Trustee was grossly negligent in ascertaining the pertinent facts; (ii) a Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the majority of Unitholders relating to the time, method and place of conducting any proceeding or seeking any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the provisions of this Deed of Trust or the Resolutions; and (iii) no provision of this Deed of Trust or the Resolutions shall require the Trustee to expend or risks its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers as trustee, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Except as otherwise provided in this Section (d) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document believed by it to be genuine and to be signed or presented by the proper party or parties; (ii) whenever in the administration of this Deed of Trust the Trustee shall deem it desirable that a matter be proven or established prior to taking or suffering any action hereunder, such matters (unless other evidence respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate of the Settlor. Such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Deed of Trust upon the faith thereof; (iii) a Trustee may consult with counsel and the advice of such counsel or any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney appointed with due care by them hereunder.

(e) Whether or not therein expressly so provided, every provision of this Deed of Trust relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article.

Section 803. Liability and Indemnity of the Trustee.

(a) Nothing in this Deed of Trust shall be deemed to protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, and the Trustee may construe any of the provisions of this Deed of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Unitholders.

(b) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceedings under this Deed of Trust, or to enter any appearance in or in any way defend against any suit, in which it may be made a defendant, or to take any steps in the execution of the Trust hereby created, or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability. The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgement proper to be done by it as Trustee, without prior indemnity. The

Trustee shall be paid interest on any funds advanced hereunder, at rates customarily charged by the Trustee, which rates shall in no event be more than the rate charged by the Trustee to commercial customers. If the Settlor shall fail to make such reimbursement or indemnification, the Trustee may reimburse or indemnify itself from any moneys in its possession under the provisions of this Deed of Trust.

(c) The Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expenses incurred without gross negligence, bad faith or willful misconduct on the part of the Trustee, acting in such capacity, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability.

(d) The Trustee shall be responsible for or in respect of the recitals herein, the validity or sufficiency of the Deed of Trust and for the due execution hereof by the Trustee or for the form, character, genuineness, sufficiency, value or validity of any Asset, or in respect of the validity or sufficiency of a certificate or for the due execution thereof by the Trustee, but the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or to the Settlor, other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Settlor.

(e) The Trustee may employ agents, attorneys, accountants and auditors, and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The accounts of the Trust shall be examined not less frequently than annually by independent certified public accountants designated from time to time by the Board of Directors, and the report of such accountants shall be furnished by the Board of Directors to the Unitholders as provided by law.

(f) If at any time the Settlor shall fail to undertake or perform any of the duties which by the terms of this Deed of Trust is required to be undertaken or performed, or the Settlor shall become incapable of acting, or if a court having jurisdiction shall enter a decree or order for relief in respect of the Settlor in an involuntary case, or the Settlor shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Settlor or for any substantial part of its property shall be appointed or the Settlor shall make any general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due, then in any such case, the Trustee may do any one or more of the following:

(1) appoint a successor settlor which shall act hereunder in all respects in place of the Settlor and which may be compensated, at rates deemed by the Trustee to be reasonable under the circumstances;

(2) act hereunder in its own absolute discretion on behalf of the Settlor, without appointing any successor settlor, and receive additional compensation at rates determined as provided in clause (1); or

(3) terminate this Deed of Trust and the Trust created hereby and liquidate the Trust as set forth in Article X of this Deed of Trust.

(g) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Assets or upon the income thereon. The Trustee shall be reimbursed and indemnified for all such taxes and charges, for any tax or charge imposed against the Trustee as trustee of the Trust and for any expenses, including counsel fees, interest, penalties and additions to tax, which the Trustee may sustain or incur with respect to such taxes or charges.

Section 804. Compensation.

(a) The Trustee shall be entitled to receive reasonable compensation for its services as shall be established from time to time by the Board of Directors.

(b) The Trustee shall also receive reimbursement for any and all expenses and disbursements incurred hereunder, including legal, and additional compensation for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee.

Section 805. Trustee may be Unitholder. The Trustee under this Deed of Trust, and its directors, officers, employees or agents, may in good faith buy sell, own, hold and deal in any of the Units; may join in the capacity of a Unitholder in any action which any Unitholder may be entitled to take with like effect as if the Trustee were not the trustee under this Deed of Trust; may engage, as principal or agent, or be interested in any financial or other transaction with the Settlor; may maintain any and all other general business relations with the Settlor with like effect and in the same manner as if the Trustee was not a party to this Deed of Trust; and may act as depository, trustee or agent for any committee or body of holders or other securities of the Settlor with like effect and in the same manner as if the Trustee was not a party to this Deed of Trust; and no implied covenant shall be read into this Deed of Trust against the Trustee in respect of such matters.

Section 806. Trustee Not Responsible for Recording. The Trustee shall not be under any obligation to see to the recording or filing of this Deed of Trust or any other instrument, or otherwise to the giving to any person of notice of the provisions hereof or thereof, except as otherwise expressly set forth in this Deed of Trust.

Section 807. Qualification of the Trustee. The Trustee shall be a bank or trust company organized and doing business under the laws of the Commonwealth, authorized under such laws to exercise corporate trust powers having a capital and surplus of at least One Hundred Thousand Dollars ($100,000), subject to supervision or examination by Federal, Commonwealth or state authority, and having its principal trust office in the Commonwealth. If such organization publishes reports of its condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the capital and surplus and the reported deposits of such organization shall be deemed to be its capital and surplus and reported deposits, as set forth in the most recent report of its condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately as provided in this Deed of Trust.

Section 808. Resignation and Removal of a Trustee.

(a) No resignation or removal of the Trustee pursuant to this Section 808 shall become effective until the acceptance of appointment by the successor trustee as provided in this Deed of Trust.

(b) The Trustee may resign at any time by giving notice thereof to the Settlor, and the Board of Directors. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within thirty (30) days after the Trustee gives notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) The Trustee may be removed at any time by the Settlor, as provided in this Deed of Trust.

(d) If at any time (i) the Trustee shall cease to be eligible to act as Trustee as provided in the Trust and shall fail to resign after request therefor by either the Settlor, or the Board of Directors; or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control, of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Settlor may remove the Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Settlor shall promptly appoint a successor trustee.

(f) The Settlor shall give notice of the resignation or removal of the Trustee and the appointment of a successor trustee to the Board of Directors and Unitholders. Each notice shall include the name and address of the trust office of the successor trustee.

Section 809. Successor Trustee.

(a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Settlor, an instrument accepting such appointment hereunder, and thereupon such successor trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the request of its successor or of the Settlor and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of this Deed of Trust, execute and deliver an instrument transferring to such successor trustee all the rights, titles, powers and trusts of such predecessor hereunder. Every predecessor trustee shall deliver all property and moneys held by it hereunder to its successor. Should any instrument from the Settlor be required by any successor trustee for more fully vesting in such trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor trustee, any such instrument shall and will, on request, be executed, acknowledged and delivered by the Settlor.

(b) Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute this Deed of Trust and otherwise qualified to act as trustee hereunder with or into which the Trustee may be converted, merged or consolidated or to which the corporate trust business assets as a whole or substantially as a whole of the Trustee may be sold, shall be deemed the successor of the Trustee.

Section 810. Trustee Authorized to Appear in Documents. The Trustee is hereby authorized to appear on behalf of the Trust in such public and private documents as shall be necessary or convenient, to comply with the obligations of the Trust.

ARTICLE IX

AMENDMENTS AND SUPPLEMENTS TO THIS DEED OF TRUST

Section 901. Amendments Not Requiring Notice to or Consent from Unitholders. The Settlor and the Trustee may, with the approval of the Board of Directors, but without the consent or approval of, or notice to, any of the Unitholders, at any time and from time to time, enter into such amendments to this Deed of Trust in form satisfactory to the Trustee, as shall not, in the opinion of the Trustee, be detrimental to the interests of the Unitholders (which amendments shall thereafter form a part hereof): (i) to reflect amendments to the PR-IRC or the regulations promulgated thereunder; (ii) to cure any ambiguity arising under this Deed of Trust; (iii) to grant to or confer upon the Trustee for the benefit of the Unitholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be so granted or conferred; (iv) to add to the covenants of the Settlor for the benefit of the Unitholders or to surrender any rights or powers herein conferred upon the Settlor; or (v) to permit the qualification under the Trust Indenture Act of nineteen hundred thirty-nine (1939) or any similar Federal statute hereafter in effect or to permit the qualification of the Units for sale under the securities laws of the Commonwealth, and, if they so determine, add to this Deed of Trust such other terms, conditions and provisions as may be required by such act or statute.

Section 902. Amendments Requiring Notice to or Consent from Unitholders.

(a) Any amendments to this Deed of Trust described in Section 902 of this Deed of Trust must be notified to the Unitholders, as hereinafter provided in this Deed of Trust.

(b) With the consent of the Board of Directors, and the consent of at least a majority of the holders of all Units of the Trust then outstanding, the Settlor and the Trustee may, from time to time and at any time, enter into amendments to this Deed of Trust (other than as described in Section 901 and Section 903 of this Deed of Trust), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Deed of Trust or of any supplement or amendment to this Deed of Trust (which supplements and amendments shall thereafter form a part hereof); provided, however, that nothing herein contained shall permit, or be construed as permitting, (i) any amendments to Sections 404 and 603 of this Deed of Trust; (ii) an extension of the time for the payment of the income, if any, on any Unit; (iii) a reduction in the fractional undivided interest of any Unit, if any; (iv) the creation of any lien or security interest other than liens created or permitted by this Deed of Trust; (v) a reduction in the aggregate undivided interest of any Units; or (vi) modification of the rights of a Unitholder, unless such modification results in additional rights being afforded to such Unitholder.

(c) Nothing herein contained, however, shall be construed as making necessary the approval of the Unitholders for the execution of any amendments as authorized in Section 901 of this Deed of Trust.

(d) The consent of the Unitholders under this Section shall not be necessary to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(e) If at any time the Settlor shall request the Trustee to enter into any amendment to this Deed of Trust for any of the purposes of this Section, the Trustee shall, at the expense of the Settlor, cause notice of the proposed execution of such amendment to be given to all Unitholders. Such notice shall briefly set forth the nature of the proposed amendment and shall state that copies thereof are on file at the Trustee’s trust offices for inspection by all Unitholders. The Trustee shall not, however, be subject to any liability to any Unitholder by reason of it failure to give the notice required by this Section, and any such failure or any defect in such notice shall not affect the validity of such amendment when consented to as provided in this Section.

(f) If Unitholders holding at least a majority of all Units of the Trust then outstanding at the time of the execution of such amendment shall have consented to and approved the execution thereof as herein provided, no holder shall have any right to object to the execution of such amendment, or to object to any of the terms and provisions contained therein or the operation thereof or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Settlor and the Trustee from executing the same or from taking any action pursuant to the provisions thereof.

Section 903. Supplemental Trust Indentures to Create Portfolios. Notwithstanding anything to the contrary herein provided, the resolutions of the Settlor for the creation of Portfolios as provided in this Deed of Trust shall not require the consent or approval of, or notice to, any of the Unitholders or the Board of Directors. For each Portfolio of the Trust, the Settlor and the Trustee shall execute a Supplemental Trust Indenture incorporating by reference the terms and conditions of this Deed of Trust, and designating any exclusion from or exception to such incorporation by reference or variation of the terms hereof for purposes of that Portfolio. Any amendments to a particular Supplemental Trust Indenture to modify the investment objectives and/or fundamental policies of a particular Portfolio shall require the consent of (i) at least a majority of all Units then outstanding of such Portfolio if the proposed changes has previously been recommended by the Board of Directors or (ii) at least seventy-five percent (75%) of all Units then outstanding of such Portfolio upon the failure of the Board to approve a proposal submitted by a Unitholder or group of Unitholders that hold in the aggregate at least twenty percent (20%) of all Units then outstanding of such Portfolio. Such amendments shall be adopted following the procedure established in Section 902 of this Deed of Trust.

Section 904. Supplements and Amendments Deemed Part of Deed of Trust. Any supplements or amendments to this Deed of Trust, including any Supplemental Trust Indentures, executed in accordance with the provisions of this Article shall thereafter form a part of this Deed of Trust, and all of the terms and conditions contained in any such supplement or amendment as to any provision authorized to be contained therein shall be deemed to be part of this Deed of Trust, unless otherwise provided. Upon the execution of any supplement or amendment to this Deed of Trust pursuant to the provisions of this Article, this Deed of Trust shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Deed of Trust of the Settlor, the Trustee and all Unitholders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. In case of the execution of any supplements or amendments, express reference may be made thereto in the text of any Certificates issued thereafter, if any, if deemed necessary or desirable by the Trustee.

Section 905. Discretion of Trustee in Entering into Amendments.

(a) In each and every case provided for in this Article, the Trustee shall not be obligated to execute any proposed amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Settlor or to any Unitholder or to anyone whomsoever for its refusal in good faith to enter into any such amendment if such amendment is deemed by it to be contrary to the provisions of this Article.

(b) The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any counsel, as conclusive evidence that any such proposed amendment does or does not comply with the provisions of this Deed of Trust, and that it is or is not proper for it, under the provisions of this Article, to join in the execution of such amendment.

Section 906. Governmental and Non-Governmental Authorizations. Notwithstanding anything to the contrary contained in this Deed of Trust, any such amendment or supplement to this Deed of Trust, including a Supplemental Trust Indenture, shall not become effective unless and until it is approved by any governmental or non-governmental regulatory entities, to the extent required under applicable law, regulation or non-governmental rules.

ARTICLE X

TERMINATION OF PORTFOLIOS

Section 1001. Procedure for Termination.

(a) Each Portfolio may be terminated at any time by written instrument executed by the Settlor and the Trustee, and consented to by Unitholders of the Portfolio holding at least seventy-five percent (75%) of all Units of the Portfolio then outstanding.

(b) Written notice of any termination, specifying the time or times at which any Unitholders may surrender their Units, shall be given by the Trustee to each Unitholder. Within a reasonable period of time after such termination, the Trustee shall, subject to any applicable provisions of law, sell all of the Assets of the Portfolios not already sold then held, if any, and shall pay all Unitholders holding their Units in uncertificated form, and all Certificateholders surrendering their Certificates for cancellation, their corresponding fractional undivided interest in the proceeds from the sale of all the Assets, after deducting any applicable liabilities and expenses.

Section 1002. Notice to Unitholders of Units Evidenced by Certificates. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other Assets which remain in trust hereunder.

Section 1003. Dissolution of Settlor Not to Terminate. The dissolution of the Settlor, or any successor settlor, shall not operate to terminate this Deed of Trust, insofar as the duties and obligations of the Trustee are concerned.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 1101. Execution of Instruments by Unitholders and Proof of Ownership of Units.

(a) Any request, direction, consent or other instrument required or permitted by this Deed of Trust to be signed or executed by Unitholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Unitholders or their legal representatives. Proof of the execution of any such instrument and of the ownership of Units shall be sufficient for any purpose under this Deed of Trust and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if the fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed to before him, or by an affidavit of a witness to such execution. Where such execution is by a person other than an individual such verification or affidavit shall also constitute sufficient proof of the authority of the signatory thereto, and the ownership of Units shall be proved by the Unit registration provisions of this Deed of Trust.

(b) Nothing contained in this Section shall be construed to limit the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of the Unitholder of any Unit shall bind every future Unitholder of the same Unit or any Unit issued in place thereof in respect of anything done by the Trustee in pursuance of such request or consent.

(c) If the Settlor shall solicit from the Unitholders any request, direction, consent or other instrument required or permitted by this Deed of Trust to be signed or executed by Unitholders, the Settlor may, at its option, fix in advance a record date for the determination of Unitholders entitled to give such request, direction, consent or other instrument, but the Settlor shall have no obligation to do so. If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the Unitholders of record at the close of business on such record date shall be deemed to be Unitholders for the purpose of determining whether Unitholders of the requisite proportion of Units have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Units shall be computed as of such record date; provided that no such consent by the Unitholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Deed of Trust not later than six months after the record date.

Section 1102. Covenants of the Settlor Bind its Successors. In the event of the dissolution of the Settlor, all of the covenants, stipulations, obligations and agreements contained in this Deed of Trust by or on behalf of or for the benefit of the Settlor shall bind or inure to the benefit of the successor or successors of the Settlor from time to time and any officer, board, commission, corporation, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law.

Section 1103. Notices. Any notice, demand, direction, request or other instrument authorized or required by this Deed of Trust to be given to or filed with the Settlor or the Trustee shall be in writing and shall be deemed to have been sufficiently given or filed for all purposes of this Deed of Trust if mailed, by registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Settlor:

UBS Financial Services Incorporated of Puerto Rico

American International Plaza, Penthouse Floors

250 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

Attention: President

If to the Trustee:

UBS Trust Company of Puerto Rico

American International Plaza, 7th Floor

250 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

Attention: President

All documents received by the Trustee under the provisions of this Deed of Trust, or photographic copies thereof, shall be retained in its possession until this Deed of Trust shall be terminated in accordance with the provisions of this Deed of Trust, subject at all reasonable times to the inspection of the Settlor and the Unitholders and the agents and representatives thereof.

The Settlor and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 1104. Substitute Mailing. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Unitholders when such notice is required to be given pursuant to any provision of this Deed of Trust, any manner of giving notice as shall be satisfactory to the Trustee and the Settlor shall be deemed to have given sufficient notice.

Section 1105. Rights Under Deed of Trust. Except as otherwise expressly provided herein, nothing in this Deed of Trust expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and the Unitholders any right, remedy or claim, legal or equitable, under or by reason of this Deed of Trust or any provision hereof, this Deed of Trust and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto and the Unitholders hereunder.

Section 1106. Severability. In case any one or more of the provisions of this Deed of Trust or of the Units issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Deed of Trust or of the Units, and this Deed of Trust and the Units shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in the Units or in this Deed of Trust shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Settlor, the Trustee or the Unitholders, as applicable, to the fullest extent permitted by law to permit the operation of the Portfolios as registered investment companies under the Act as provided herein.

Section 1107. Covenants of the Settlor and Trustee Not Covenants of Officers Individually. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, agent or employee of the Settlor or the Trustee, and neither the members of the Board nor any officer of the Settlor or the Trustee shall be liable personally with respect to the Units or be subject to any personal liability or accountability by reason of the issuance thereof. No director, officer, agent or employee of the Settlor or the Trustee shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Deed of Trust.

Section 1108. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the Commonwealth.

Section 1109. Headings Not Part of Deed of Trust. Any headings preceding the text of the several articles or sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Deed of Trust, and they shall not affect its meaning, construction or effect.

Section 1110. Other. Unless the context indicates otherwise, as used in this Deed of Trust, words importing the singular number shall include the plural number and vice versa. The terms “hereby,” “hereof,” “herein,” “hereunder” and/or any similar terms shall refer to this Deed of Trust as a whole.

ACCEPTANCE AND EXECUTION

The appearing parties, in their capacities as settlor and trustee, and through their representatives hereby accept, ratify and confirm this Deed of Trust, and I, the Notary, hereby certify that I have notified the appearing parties of the pertinent legal warnings and of the legal effects of this Deed of Trust, as well as of the right to have witnesses present at the execution hereof, which right was waived.

I further certify that the appearing parties read this Deed of Trust before me, the Notary, and that this Deed, having been read, was approved and ratified by the appearing parties through their representatives who fixed their initials on all and each of the pages of this Deed of Trust and signed their names on the last page of this Deed of Trust before me, the Notary.

TO ALL OF WHICH, and as to the appearing parties and my knowledge of the English language, I, the Notary, authorizing this Deed of Trust, under my notarial faith and under signature, rubric, sign and seal, GIVE FAITH.